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                                                                     Exhibit 5.1

                     [RICHARDS, LAYTON & FINGER LETTERHEAD]

                               September 19, 2003

Kingsway Financial Capital Trust I
c/o Kingsway America Inc.
1515 Woodfield Road, Suite 820
Schaumburg, Illinois  60173

          Re:  Kingsway Financial Capital Trust I

Ladies and Gentlemen:

          We have acted as special Delaware counsel for Kingsway Financial Services Inc., an Ontario corporation ("Kingsway Financial"), and Kingsway Financial Capital Trust I, a Delaware statutory trust (the "Trust"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

          For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

          (a) The Certificate of Trust of the Trust, dated as of October 18, 2002 (the "Certificate"), as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on October 18, 2002;

          (b) The Declaration of Trust of the Trust, dated as of October 18, 2002, among Kingsway U.S. Funding Inc., a Delaware corporation (the "Company"), as depositor, and the trustees of the Trust named therein;

          (c) A form of Amended and Restated Declaration of Trust of the Trust (including Exhibits A, B and C thereto) (the "Declaration"), to be entered into among the Company, as depositor, the trustees of the Trust named therein, and the holders, from time to time, of undivided beneficial interests in the assets of the Trust, attached as an exhibit to the Registration Statement (as defined below);

          (d) The Registration Statement on Form F-3 (the "Registration Statement"), including a preliminary prospectus (the "Prospectus"), relating to the trust preferred securities of the Trust representing undivided beneficial interests in the assets of the Trust (each, a "Preferred Security" and collectively, the "Preferred Securities"), as filed by Kingsway Financial, the

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Kingsway Financial Capital Trust I
September 19, 2003
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Company and the Trust with the Securities and Exchange Commission (the "SEC") on
October 22, 2002, as amended by Amendment No. 1 thereto, as filed by Kingsway Financial, the Company and the Trust with the SEC on December 5, 2002, as further amended by Amendment No. 2 thereto, as filed by Kingsway Financial, the Company and the Trust with the SEC on February 7, 2003, as further amended by Amendment No. 3 thereto, as filed by Kingsway Financial, the Company and the Trust with the SEC on February 18, 2003, as further amended by Amendment No. 4 thereto, as filed by Kingsway Financial, the Company and the Trust with the SEC on March 6, 2003, as further amended by Amendment No. 5 thereto, as filed by Kingsway Financial, the Company and the Trust with the SEC on July 22, 2003, as further amended by Amendment No. 6 thereto, as filed by Kingsway Financial, the Company and the Trust with the SEC on August 14, 2003, as further amended by Amendment No. 7 thereto, as filed by Kingsway Financial, the Company and the Trust with the SEC on September 15, 2003, and as further amended by Amendment
No. 8 thereto, as proposed to be filed by Kingsway Financial, the Company and the Trust with the SEC on or about September 19, 2003; and

          (e) A Certificate of Good Standing for the Trust, dated September 19, 2003, obtained from the Secretary of State.

          Capitalized terms used herein and not otherwise defined are used as defined in the Declaration.

          For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (e) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs
(a) through (e) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

          With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

          For purposes of this opinion, we have assumed (i) that the Declaration and the Certificate are in full force and effect and have not been amended, (ii) except to the extent provided in paragraph 1 below, that each of the parties to the documents examined by us has been duly created, organized or formed, as the case may be, and is validly existing in good standing under the laws of the jurisdiction governing its creation, organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us,
(iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) that each of the parties to the

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Kingsway Financial Capital Trust I
September 19, 2003
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documents examined by us has duly authorized, executed and delivered such documents, (vi) the receipt by each Person to whom a Preferred Security is to be issued by the Trust (collectively, the "Preferred Security Holders") of a Preferred Securities Certificate for such Preferred Security and the payment for the Preferred Security acquired by it, in accordance with the Declaration and the Registration Statement, and (vii) that the Preferred Securities are issued and sold to the Preferred Security Holders in accordance with the Declaration and the Registration Statement. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

          This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

          Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

          1. The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Statutory Trust Act.

          2. The Preferred Securities will represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust.

          3. The Preferred Security Holders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Preferred Security Holders may be obligated to make payments as set forth in the Declaration.

          We consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement. In addition, we hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.

                                             Very truly yours,

                                             /s/ Richards, Layton & Finger, P.A.